                                                                     EXHIBIT 5.1
                                                                     -----------


                           Jones, Day, Reavis & Pogue
                           2300 Trammell Crow Center
                                2001 Ross Avenue
                           Dallas, Texas  75201-2958



                                October 29, 1998



Sterling Software, Inc.
300 Crescent Court
Suite 1200
Dallas, Texas  75201


          Re:      Registration of 4,494,082 Shares of Common Stock
                   ------------------------------------------------

Ladies and Gentlemen:

          We are acting as counsel to Sterling Software, Inc., a Delaware corporation (the "Company"), in connection with the registration of 4,494,082 shares (the "Shares") of Common Stock, par value $0.10 per share, of the Company ("Common Stock") pursuant to the Company's Registration Statement on Form S-3 to which this opinion is attached as Exhibit 5.1 (the "Registration Statement"). Unless otherwise defined herein, terms used herein with initial capital letters are so used with the respective meanings ascribed to such terms in the Registration Statement.

          We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares are duly authorized and, when issued and delivered upon the exercise of the Options in accordance with the provisions of the Plan against payment of the consideration therefor as provided in the Plan and having a value not less than the par value thereof, were or will be, as applicable, validly issued, fully paid and nonassessable.

          In rendering the foregoing opinion, we have (i) assumed (a) that the Plan and each other instrument (collectively, the "Instruments") pursuant to which any of the Shares are to be issued will at the time of such issuance constitute valid, binding and enforceable obligations of the Company or a subsidiary thereof, (b) that any issuance of Shares pursuant to the Instruments will be effected in accordance with the provisions of the Instruments, (c) that the resolutions of the Company's Board of Directors authorizing the Company to issue the Shares will remain in full force and effect until all of the Shares have been issued, and (d) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies and (ii) relied, as to certain factual matters, without any independent investigation, inquiry or verification, upon statements or certificates of public officials and of representatives of the Company. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                              Very truly yours,


                              /s/ Jones, Day, Reavis & Pogue

                              Jones, Day, Reavis & Pogue